                                                                   EXHIBIT 10.24

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT ("Agreement") executed as of this 4th day of April, 2002, is made by and between Martin Gerst ("Consultant") and Vital Living, Inc., a Nevada corporation ("Company").

                                 R E C I T A L S

        Company desires to utilize Consultant's experience, knowledge and abilities in the various aspects of its business. Consultant desires to render such consulting services subject to the terms and conditions of this Agreement.

        In consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Consultant and Company agree as follows:

1.      CONSULTING SERVICES.

        (a) The Company retains Consultant to provide the following consulting services (the "Consulting Services") to the Company:

               (i) Assist the Company in formulating, developing and executing a strategic business plan.

               (ii) Assist in developing a brand identity and marketing strategy for Company products, including the identifying, developing and assessing of distribution channels and formulating a Company identity and message to be communicated to investors, physicians, researchers, patients, and other constituencies.

               (iii) Assist in the design, development and implementation of a lifestyle and compliance program.

               (iv) Assist the Company in identifying and assessing opportunities for capital formation.

               (v) Agree to serve as a member of the Company's Board of Directors, which shall be subject to shareholder election each year at the Company's annual shareholder meeting.

               (vi) Appear at and participate in medical conferences, meetings, conference calls, or other corporate promotional functions.

               (vii) Perform such additional services as the Company and Consultant may agree upon.



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

        (b) In performing the duties required under this Agreement, Consultant, at all times shall exercise his professional independent judgment, based on his training, experience and expertise. Consultant shall at all times comply with the ethical rules and opinions of the professional organizations of which he is a member. If any conflict arises between Consultant's duties hereunder and Consultant's ethical or other contractual obligations, Consultant shall immediately bring the matter to the attention of the chief executive officer, president or chairman of the board of directors of the Company.

        (c) Consultant shall devote such time as is reasonably required to perform the Consulting Services.

        (d) Consultant shall provide the Consulting Services at such locations as may be necessary or desirable to perform such Consulting Services effectively.

        (e) Consultant and Company presently believe that effective performance will require Consultant to visit the Company's offices at least once a month during the Term.

2.      Term and Termination.

        (a) This Agreement shall commence on the execution date hereof (the "Effective Date") and shall automatically terminate (the period commencing upon the Effective Date and ending upon termination of this Agreement, the "Term") upon the termination of the three (3) year period commencing on the Effective Date, or earlier as follows:

               (i) by the Company at any time, with or without Cause (as defined below), provided that a termination of this Agreement for Cause shall be effective only upon 30 days written notice from the Company to the Consultant.

               (ii) upon the death or disability of the Consultant.

               (iii) by mutual agreement of the Company and Consultant.

               (iv) by Consultant for any reason, provided that a termination of this Agreement by the Consultant shall be effective only upon 30 days written notice from the Consultant to the Company.

        (b) For purposes of this Agreement, Company shall have "Cause" to terminate this Agreement upon Consultant's:

               (i) Commission of a felony involving moral turpitude; or

               (ii) death; provided that the Consultant's beneficiaries shall be entitled to receive his compensation through the last day of the month in which his death occurs; or

               (iii) Commission of any act of fraud, theft, or embezzlement involving assets of the Company; or



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

               (iv) Becoming physically or mentally disabled so that he is unable to perform his services for (I) a period of 60 consecutive days, or (II) for shorter periods aggregating 60 days during any twelve-month period. The Consultant shall become physically or mentally disabled so that he is unable substantially to perform his services for (i) a period of 30 consecutive days, or (ii) for shorter periods aggregating 30 days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Consultant his compensation through the date of such termination.

        (c) Upon the expiration or termination of this Agreement for any reason,
(a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 3(b), 3(c), 6, 7, 8, or 9, nor will expiration or termination relieve Consultant or Company from any liability arising from any breach of this Agreement; and (b) Consultant will promptly notify Company of all Confidential Information and Subject Inventions, in Consultant's possession and promptly deliver to Company, or destroy at Company's request, all such materials.

3.      Compensation and Expenses.

        (a) Commencing on the Effective Date and during the Term, Company shall compensate Consultant at the rate of $2,000 per month payable pursuant to the Company's payroll practices, as revised by the Company from time to time in its sole discretion. Consultant agrees that without breaching this Agreement, the Company may defer payment of Consultant's compensation if the Company is unable to compensate Consultant, provided that such deferral shall under no circumstances continue for a period of six months or more, and that any deferral of payment of Consultant's compensation for a period of six months or more shall constitute a breach of this agreement.. The determination of the Company's ability to compensate Consultant shall be at the sole discretion of the board of directors of the Company, provided, however, that (i) the Company's right to defer payment of Consultant's compensation shall terminate at such time as the Company shall have raised a total of at least $2 million from any one or more related or unrelated debt or equity financing transactions occurring after the date of this agreement; (ii) the Company shall not defer payment of Consultant's compensation unless, either prior to or concurrently with the deferment of Consultant's salary, the Company ceases to pay any compensation to each of its then current Chief Executive Officer, Chairman, and President; and the Company shall not pay any compensation to its then current Chief Executive Officer, Chairman, or President until it has made payment in full of all deferred Consultant compensation; and (iii) if the Company defers payment of Consultant's compensation for a period of six months, Consultant may, at his option, terminate this Agreement by providing written notice of such termination to the Company.

        (b) Company shall promptly pay or reimburse Consultant for the reasonable and necessary expenses incurred by Consultant in connection with the performance of his duties hereunder, including travel expenses incurred by Consultant at the request of Company, subject to Company's receipt of such verification thereof as is reasonably required and subject to Company's general expense reimbursement policies.



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

        (c) If Consultant is terminated by the Company other than for cause, or if Consultant terminates his engagement pursuant to Section 3(a)(iii) hereof, then Consultant shall be entitled to continue to receive his then current compensation for a period of six (6) months (such payments, the "Severance Payments") pursuant to the payment schedule in effect for Consultant immediately prior to such termination; provided, that without limiting any other rights or remedies available to the Company, any violation of this Agreement by Consultant during the 6 month period commencing upon Consultant's termination shall terminate the Company's obligation to make Severance Payments.

4.      WARRANT.

        Concurrently with the execution of this Agreement, the Company and Consultant shall enter into the Warrant Agreement attached hereto as Exhibit A.

5.      INDEPENDENT CONTRACTOR RELATIONSHIP.

        (a) The relationship of Consultant to Company is that of an independent contractor and advisor only. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Consultant and Company. Accordingly, Consultant shall not be entitled to any employee benefits, such as medical or other health insurance, available to employees of Company. In addition, Consultant is not a member, partner or joint venturer with Company, and nothing contained in this Agreement shall be construed so as to make such parties partners or joint venturers or to impose any liability as such on either of them. Consultant shall have no authority to bind Company to any agreement, obligation or commitment.

        (b) It is understood and agreed that Consultant's duties and obligations to Company are fully expressed by the terms hereof. As long as Consultant's other business activities or services do not cause substantial interference with Consultant's performance of his duties under this Agreement or otherwise violate any other agreement between the Consultant and the Company, Consultant shall be entitled to engage in any other business activities he deems fit, as an owner, officer, director, partner, investor, employee, consultant or otherwise.

        (c) Consultant shall be responsible for payment of any and all applicable federal, state and local income and other taxes, business license fees and workers' compensation and disability benefits which he may incur as a consequence of rendering the Consulting Services provided for herein. In the event that the Company is required to pay, or it is contended that the Company is required to pay any such employee taxes, penalties, interest, fines or assessments, Consultant agrees to hold harmless and indemnify the Company in full from and against any such taxes, penalties, fines or assessments, and attorneys' fees and other expenses which result from, or are incident to, any proceeding to establish or collect such taxes.

6.      CONFIDENTIALITY.

        (a) "Confidential Information" shall mean all confidential or proprietary information of the Company whether developed by the Company, by Consultant within the scope of

Consultant's engagement by the Company, or by third parties for the Company, including without limitation knowledge about business, marketing plans, pricing practices, products, formulation, ingredients, formulations, dosages, sources, methods of manufacturing and delivery, inventions, prototypes, formula, processes, programming techniques, experimental work, as well as information relating to the customers, clients and suppliers of Company. Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure.

        (b) Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information.

7.      ASSIGNMENT OF INVENTIONS.

        (a) "Inventions" shall mean all designs, discoveries, inventions, computer programs, procedures, improvements (whether or not patentable or whether or not copyrightable), modifications, enhancements, products, developments, drawings, notes, documents, information and materials, including any such items relating to the ingredients, formulations, dosages, sources, methods of manufacturing and delivery of Nutraceuticals, whether or not patentable and whether or not reduced to practice, together with each literary work of such owner, whether or not copyrightable.

        (b) "Subject Inventions" shall mean all Inventions made by Consultant during the Term that result from any work performed by Consultant for the Company or were developed using the Company's equipment, supplies, facilities, or trade secret information.

        (c) Consultant hereby assigns to the Company, without additional consideration to the Consultant, the entire right, title, and interest in and to the Subject Inventions and all confidential information, writings, apparatus, and other matter related to the Subject Inventions and in and to all proprietary rights therein or based thereon. Consultant understands and agrees that all materials included in any Subject Invention which is eligible for protection under the Copyright Laws shall be deemed specially commissioned by the Company and treated as "Works for Hire" under the Copyright Laws of the United States to the extent such materials fall within a category eligible for such treatment. In the event that such materials are not eligible to be treated as a Work for Hire, Consultant nonetheless shall, and hereby does, assign all of Consultant's interest in such work to the Company as the same is created by Consultant.

        (d) During and after the Term, Consultant shall execute and deliver all written assignments, oaths, declarations, applications, and other documents as may be prepared by the Company to evidence and/or effect the assignments required by this Agreement.

        (e) During and after the Term, Consultant shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend any Subject Inventions or Proprietary Information under this Agreement. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Subject Inventions and Proprietary Information. All such information, documentation, and assistance shall be provided at no additional expense to the Company, except out-of-pocket expenses which the Consultant incurred at the Company's request.

        (f) Nothing in this Agreement shall affect in any way the ownership of, or rights to, any Inventions other than the Subject Inventions.

8.      CONFLICTS OF INTEREST

        (a) During the Term and for two (2) years thereafter, Consultant shall not:

               (i) perform any services for any person or entity competing directly with the Company; or

               (ii) directly or indirectly (other than for Company), sell or attempt to sell any Nutraceuticals to any person or entity which has been a customer of the Company during the Term, purchase or attempt to purchase (other than for Consultant's personal use) any Nutraceuticals from any person or entity which has been a vendor or supplier of Company during the Term, or use Consultant's personal knowledge or influence in relation to any person or entity which has at any time during such period been a customer, vendor, or supplier of Company in order to compete with Company.

        (b) During the Term and for two (2) years thereafter, Consultant shall not:

               (i) directly or indirectly, induce or attempt to induce any employee, consultant, independent contractor, advisor, or other service provider of the Company to terminate such person's or entity's relationship with the Company;

               (ii) directly or indirectly induce or attempt to induce any vendor, customer, or supplier, or any other person having a business relationship with Company, to terminate or adversely modify such person's or entity's relationship with the Company.

9.      MISCELLANEOUS

        (a) Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and Company's successors or assigns and the Consultant's heirs, executors and legal representatives, provided that this Agreement is a personal services contract and may not be assigned by Consultant without the prior written consent of Company.

        (b) Publicity. Consultant shall not publicize or advertise in any manner that Consultant is performing the Consulting Services hereunder, without the prior written consent of Company. Consultant hereby grants to Company the right to use Consultant's name, likeness, and relationship with Company in and in connection with technical materials, various reports, brochures or other documents produced by or on behalf of Company.

        (c) Assignment. Consultant may not assign this Agreement or any of Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Company. Any attempted assignment or delegation without such consent will be void and of no force and effect.

        (d) Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

        (e) Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

        (f) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

        (g) Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. All notices and demands to Consultant or the Company may be given to them at the following addresses:

            If to Consultant:          Martin Gerst

                                       ---------------------

                                       ---------------------

            If to Company:             Vital Living, Inc.
                                       2800 S. Rural Rd.
                                       Tempe, AZ  85282

        (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (i) Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions thereof.

        (j) Modification. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.



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

                           [SIGNATURE PAGE TO FOLLOW]


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written.

VITAL LIVING, INC., a Nevada corporation



------------------------------------
Bradley D. Edson, C.E.O.



MARTIN GERST


------------------------------------

                                    Exhibit A

                                     WARRANT

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS. AS A CONDITION TO SALE OR OTHER TRANSFER OF THE SECURITY, THE COMPANY MAY, AT ITS OPTION, REQUIRE THE PROPOSED TRANSFEROR HEREOF TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRE FOR SUCH PROPOSED SALE OR OTHER TRANSFER.

Warrant # W. - _____________

To Purchase 500,000 Shares of Common Stock ($0.001 par value)

April 4, 2002

                               VITAL LIVING, INC.

               Incorporated Under the Laws of the State of Nevada

                                     Warrant

        1. Basic Terms. This certifies that the registered owner is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time, in whole or in part, from the time set forth in Paragraph 3 below until the expiration date, to purchase 500,000 shares of the Common Stock, par value $0.001 (the "Common Stock"), of Vital Living, Inc. (the "Company") from the Company at the purchase price set forth in Paragraph 2 below, on delivery of this Warrant to the Company with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check payable to the order of the Company) for each share purchased.

Registered Owner: MARTIN GERST

        2.  Purchase Price.  The purchase price per share shall be $1.50.



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

        3. Exercise of Warrants.

           3.1 When Exercisable. At any time prior to the expiration of the five year period commencing upon the date of this warrant (the "Expiration Date"), Holder shall have the right to exercise this warrant to purchase in whole or in part the shares of Common Stock.

           3.2 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

               (i) this Warrant at the principal office of the Company, and

               (ii) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or
(iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount").

           3.3 "Easy Sale" Exercise. When, and if, the Company's Common Stock is traded on the NASDAQ, AMEX, NYSE or like stock exchange with quantitative and qualitative listing requirements, Holder may, in lieu of the payment methods set forth in Section 3.2(ii) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

           3.4 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

           3.5 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be



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

treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

        3.6 Termination of Purchase Right.

        (i) For Cause. If the Holder is terminated by the Company for Cause (as defined in the Consulting Agreement) the Holder shall have fifteen (15) days to exercise and purchase all shares of Common Stock. Following the expiration of the fifteen (15) day period this Warrant shall become null and void and the Holder's right to acquire any shares of Common Stock pursuant to this Warrant shall cease.

        (ii) Termination other than for Cause. If the Holder's engagement with the Company is terminated other than pursuant to a termination by the Company for Cause (as defined in the Consulting Agreement) the Holder shall have the right to purchase all of the shares of Common Stock at any time prior to and until the Expiration Date.

        4. Company's Covenants as to Common Stock. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Company shall take any necessary steps to assure that the par value per share of the Common Stock issuable hereunder is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of all outstanding convertible securities, options, and warrants, including, without limitation, this Warrant.

        5. Method of Exercise. The purchase rights represented by this Warrant are exercisable at the option of the registered owner in whole at any time, or in part, from time to time, within the period above specified. In case of the exercise of this Warrant for less than all shares purchasable, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

        6. Limited Rights of Owner. This Warrant does not entitle the owner to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

        7. Exchange or Other Denominations. This Warrant is exchangeable, on its surrender by the registered owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the registered owner at the time of surrender.

        8. Transfer. Except as otherwise above provided, this Warrant is transferable only on the books of the Company by the registered owner in person or by attorney, on surrender of this Warrant, properly endorsed.

        9. Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

        10. Effect of Stock Split, etc. If the Company, by stock split, stock dividend, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then: (1) the number and/or class of shares as so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (2) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable as the Warrant purchase price per share and the number of share purchasable were expressed in the Warrant when initially issued.

        11. Effect of Merger, etc. If the Company consolidates with or merges into another corporation, the registered owner shall thereafter be entitled, upon exercise of this Warrant, to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Warrant purchase price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Company. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

        12. Notice of Adjustment. On the happening of an event requiring an adjustment of the Warrant purchase price or the shares purchasable hereunder, the Company shall forthwith give written notice to the registered owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth reasonable detail of the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

        13. Notice and Effect of Dissolution, etc. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than a connection with a consolidation or merger covered by Paragraph 11 above) is at any time proposed, the Company shall give at least 30 days' prior written notice to the registered owner. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction:
(3) a brief description of the transaction; (4) a brief description of the distributions made to holders of Common Stock as a result of the transaction and
(5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

        14. Registration of Common Stock. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof, have been registered under the Securities Act of 1933, as amended. The initial Holder hereof has delivered to Vital Living, Inc. a written statement to the effect that he is purchasing this Warrant for his own account for investment and not with a view to or for sale in connection with any distribution thereof except in conformity with the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and applicable state securities laws, and has further agreed that this Warrant may also state that it may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933, and applicable state securities laws, or an opinion of counsel which opinion shall be satisfactory to Vital Living, Inc. to the effect that there is an exemption therefrom. In addition, the initial Holder hereto agrees to deliver to Vital Living, Inc. a similar written statement with respect to any shares of Common Stock purchased upon the conversion of this Warrant unless such shares have at the time of issuance been registered under the Securities Act of 1933, as amended, and applicable state securities laws.

        15. Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the registered owner at the address of the owner appearing in the records of the Company.

        16. Registration Rights. All shares of Common Stock issued upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to Exhibit A of this Warrant, the terms of which are hereby incorporated by reference.


                           [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written..

VITAL LIVING, INC.


By:
   --------------------------------
   Brad D. Edson, CEO



MARTIN GERST


   --------------------------------

Exercise Form

               (To be executed by the registered owner to purchase

                      Common Stock pursuant to the Warrant)


To:     Vital Living, Inc.
        2800 South Rural Road
        Tempe, AZ  85282



The undersigned hereby: (1) irrevocably subscribed for ___________ shares of your Common Stock pursuant to this Warrant, and encloses payment of $_____________ therefor, (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:
                      ---------------------
Signature:
                      ---------------------------------------------------------
                      (Please sign exactly as name appears on Warrant)

Printed Name:
                      ---------------------------------------------------------
Address:
                      ---------------------------------------------------------

                      ---------------------------------------------------------
Taxpayer ID No.:
                      ---------------------------------------------------------

                                 ASSIGNMENT FORM

        (To be executed by the registered owner to transfer the Warrant)


        For value received the undersigned hereby sells, assigns, and transfers to:

Name
               ---------------------------------------------------------


Address
              -----------------------------------------------------------

              -----------------------------------------------------------


this Warrant irrevocably appoints ________________________ attorney (with full power of substitution) to transfer this Warrant on the books of the Company.

Date:
      ---------------------------

----------------------------------------------------------
(Please sign exactly as name appears on Warrant)

Taxpayer ID No.
                -------------------


In the presence of
                   -----------------------

Signature guaranteed by:



--------------------------------------

                              EXHIBIT A TO WARRANT

1. DEFINITIONS.

        Capitalized terms not defined in this exhibit a shall have the meaning set forth in the warrant (the "Warrant") to which this exhibit is attached. For purposes of this Exhibit A:

        (a) Effective Date. The term "Effective Date" shall mean the date that the Warrant first becomes exercisable.

        (b) Holder. The term "Holder" shall mean Martin Gerst.

        (c) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

        (d) Registrable Securities. The term "Registrable Securities" means: (1) any Common Stock of the Company issued or to be issued upon exercise of the Warrant and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this paragraph. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Exhibit A are not assigned in accordance with this Agreement.

        (e) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Warrant or pursuant to conversion of securities issuable pursuant to an exercise of the Warrant.

        (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

2.  PIGGYBACK REGISTRATIONS.

        (a) The Company shall notify all Holders of Registrable Securities in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company that will include shares of Common Stock that is then held by officers, directors or 10% or more beneficial owners of the Company's Common Stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, including registration statements relating to any employee benefit plan filed on Form S-8, but excluding any registration statements relating to any corporate reorganization filed on Form S-4) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

        (b) Underwriting. If a registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, and notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering at least that number of Holder's Registrable Securities that is equal to the product of (a) the number of Holder's Registrable Securities with respect to which Holder has requested registration pursuant to the notice provisions described in Section 2.1; and (b) a fraction (i) the numerator of which is equal to the number of shares that the underwriter(s) determine(s) it can underwrite and (ii) the denominator of which is the number of other shares of Common Stock of the Company requested to be included by the Company and other investors having written registration rights agreements with the Company respecting such shares ("Other Registrable Securities"). If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and Holder, shall be borne by the Company.

        (d) No Limit on Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.

3.  DEMAND REGISTRATIONS.

        (a) At any time after the earlier of (a) April 1, 2003, or (b) such time as the Company's Common Stock is traded on the NASDAQ, AMEX, NYSE or like stock exchange with quantitative and qualitative listing requirements, the Holder may request that the Company register any Registrable Securities. The Holder shall be entitled to one (1) such demand registration per twelve (12) month period (i.e. all registrations must be at least 12 months plus one day apart). The Holder shall have the right to demand that the Company satisfy its obligations pursuant to this Section 3 by use of the SEC's Form S-8, or any successor form thereto, subject to applicable law, or such other SEC registration statement form as Holder may choose to request, including Form S-3 or any successor form thereto, or if Form S-3 is not available, Form S-1 or Form S-2, or any successor form thereto. Holder shall notify the Company in writing that it intends to offer or cause to be offered for public sale all or any portion of the Registrable Shares, and within ten (10) days of the receipt after such notice.

        (b) Upon written request of Holder the Company will use its best efforts to cause all or any part of the Registrable Securities that may be requested by Holder to be registered under the Securities Act as expeditiously as possible.

        (c) If Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request.

        (d) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 3: (i) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, and that it is essential to the Company to defer the filing, in which event the Company shall have the right to defer the filing of the 3 registration statement for a period of not more than 120 days after receipt of the request of the Holder under this Section 3; provided, however that the Company shall not utilize this right more than once in any 12 month period; or (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of filing of, and ending on a date 180 days after the effective date of, a registration statement filed under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan).

4. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this agreement the company shall, as expeditiously as possible:

        (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than one (1) year.

        (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

        (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

        (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities. If such securities are not being sold through underwriters, then the Company shall furnish, at the request and at the sole expense of any Holder requesting registration of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to effect the Registration of their Registrable Securities that the selling Holder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

        6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2:

        (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

        (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 6.2 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

        (c) Notice. Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 6.

        (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

        (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (f) Survival. The obligations of the Company and Holders under this
Section 6 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

        7. TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2 more than five (5) years after the date of this Agreement.